                                    EXHIBIT A
                  TRANSACTIONS IN THE COMMON STOCK BY PEBBLETON

         With respect to the transactions set forth below, all sales were made by Pebbleton Corporation N.V. and were effected on The Nasdaq Stock Market, Inc., the exchange on which the shares of Common Stock of Dawson Geophysical Company are traded, since the filing of Amendment No. 11 on August 5, 2004.

        DATE OF                     NUMBER OF                  PRICE PER
         SALE                      SHARES SOLD                 SHARE ($)
      08/19/2004                     12,000                      20.124
      08/19/2004                      8,000                      20.00
                                     ------
                                     20,000

      08/20/2004                      5,000                      22.20
      08/20/2004                      1,500                      20.15
                                      -----
                                      6,500

      08/23/2004                      3,500                      20.00
                                      -----
                                      3,500

      08/24/2004                      5,000                      20.24
      08/24/2004                      5,000                      20.06
      08/24/2004                      1,000                      20.00
                                     ------
                                     11,000

      08/27/2004                     25,000                      20.00
      08/27/2004                      5,000                      20.08
                                     ------
                                     30,000


                                       A-1